EXHIBIT 99.1
For further information contact
Rodger W. Smith, 1-800-451-1294

FOR IMMEDIATE RELEASE

Callon Petroleum Company Reports Results of Operations
For Third Quarter, First Nine Months of 2009

Natchez, MS (November 5, 2009)—Callon Petroleum Company (NYSE: CPE) today reported results of operations for both the three and the nine-month periods ended September 30, 2009.

Third Quarter and Nine Months 2009 Net Income.  For the quarter ended September 30, 2009, the company reported a net loss of $1.0 million, or $0.04 per share.  Net income for the comparable period of 2008 was $5.9 million, or $0.27 per share.  For the nine months ended September 30, 2009, Callon reported net income of $0.5 million, or $0.02 per share. This compares with net income of $18.6 million, or $0.85 per share during the same period of 2008.  All per share amounts are on a diluted basis.

 Third Quarter and Nine Months 2009 Operating Results.  Operating results for the three months ended September 30, 2009 include oil and gas sales of $21.3 million from average production of 27.4 million cubic feet of natural gas equivalent per day (MMcfe/d), which was within the company’s published guidance range of 25 MMcfe/d to 28 MMcfe/d. This corresponds to sales of $32.8 million from average production of 25.9 MMcfe/d during the comparable 2008 period. The average price received, after the impact of hedging, per thousand cubic feet of natural gas (Mcf) for the quarter ended September 30, 2009 decreased to $3.64, compared to $10.77 for the quarter ended September 30, 2008. The average price received, after the impact of hedging, per barrel of oil (Bbl) in the third quarter of 2009 decreased to $83.38, compared to $99.40 during the third quarter of 2008. Oil and gas sales for the first nine months of 2009 totaled $71.2 million from average production of 31.3 MMcfe/d.  This corresponds to sales of $125.8 million from average production of 35.0 MMcfe/d during the same period in 2008.  The average price, after the impact of hedging, received per Mcf in the nine-month period of 2009 decreased to $4.69, compared to $10.53 during the first nine months of 2008, while the average price received, after the impact of hedging, per Bbl in the first nine months of 2009 decreased to $71.03, compared to $94.89 during the same period in 2008.

 Third Quarter and Nine Months 2009 Discretionary Cash Flow. Discretionary cash flow for the three-month period ended September 30, 2009 totaled $9.8 million compared to $21.9 million during the comparable prior year period.  As defined by U.S. generally accepted accounting principles (GAAP), net cash flow used in operating activities totaled $14.9 million during the quarter ended September 30, 2009 and net cash flow provided by operating activities totaled $60.9 million during the quarter ended September 30, 2008. Discretionary cash flow for the first nine months of 2009 totaled $35.4 million compared to $81.2 million during the same period in 2008.  Net cash flow provided by operating activities, as defined by GAAP, totaled $17.0 million and $124.8 million during the nine-month periods ended September 30, 2009 and 2008, respectively. (See “Non-GAAP Financial Measure” that follows and the accompanying reconciliation of discretionary cash flow, a non-GAAP measure, to net cash flow provided by operating activities.)

Non-GAAP Financial Measure - This news release refers to a non-GAAP financial measure as “discretionary cash flow.” Callon believes that the non-GAAP measure of discretionary cash flow is useful as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt.  The company also has included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the company may not control and may not relate to the period in which the operating activities occurred. Discretionary cash flow should not be considered an alternative to net cash provided by operating activities or net income as defined by GAAP.

Reconciliation of Non-GAAP Financial Measure:	Three Months Ended		Nine Months Ended
(In thousands)	September 30,		September 30,
	2009	2008	2009	2008
Discretionary cash flow	$9,802	$21,873	$35,416	$81,161
Net working capital changes and other changes	5,142	38,993	(18,419)	43,614
Net cash flow provided by operating activities	$14,944	$60,866	$16,997	$124,775

Production and Price Information:	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Production:
Oil (MBbls)	197	205	723	780
Gas (MMcf)	1,336	1,153	4,216	4,913
Gas equivalent (MMcfe)	2,520	2,383	8,556	9,593
Average daily (MMcfe)	27.4	25.9	31.3	35.0

Average prices:
Oil ($/Bbl) (a)	$83.38	$99.40	$71.03	$94.89
Gas ($/Mcf)	$3.64	$10.77	$4.69	$10.53
Gas equivalent ($/Mcfe)	$8.46	$13.76	$8.32	$13.11

Additional per Mcfe data:
Sales price	$8.46	$13.76	$8.32	$13.11
Lease operating expenses	1.97	1.55	1.60	$1.43
Operating margin	$6.49	$12.21	$6.72	$11.68
Depletion	$2.72	$4.83	$2.89	$4.35
General and administrative (net of management fees)	$1.19	$0.61	$1.19	$0.73

(a) Below is a reconciliation of the average NYMEX price to the average realized sales price per barrel of oil:

Average NYMEX oil price	$68.27	$117.98	$56.99	$113.29
Basis differentials and quality adjustments	(2.60)	1.32	(4.40)	(3.07)
Transportation	(1.32)	(1.34)	(1.35)	(1.30)
Hedging	19.03	(18.56)	19.79	(14.03)
Averaged realized oil price	$83.38	$99.40	$71.03	$94.89

Callon Petroleum Company
Consolidated Balance Sheets
(In thousands, except share data)
	September 30,	December 31,
	2009	2008
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$1,062	$17,126
Accounts receivable	17,796	44,290
Fair market value of derivatives	3,630	21,780
Other current assets	2,681	1,103
Total current assets	25,169	84,299

Oil and gas properties, full-cost accounting method:
Evaluated properties	1,576,267	1,581,698
Less accumulated depreciation, depletion and amortization	(1,480,000)	(1,455,275)
	96,267	126,423

Unevaluated properties excluded from amortization	29,315	32,829
Total oil and gas properties	125,582	159,252

Other property and equipment, net	2,498	2,536
Restricted investments	4,057	4,759
Investment in Medusa Spar LLC	11,688	12,577
Other assets, net	2,174	2,667
Total assets	$171,168	$266,090
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities	$15,589	$76,516
Asset retirement obligations	4,283	9,151
	19,872	85,667
Callon Entrada non-recourse credit facility	84,450	--
Total current liabilities	104,322	85,667

9.75% Senior Notes	196,412	194,420
Callon Entrada non-recourse credit facility	--	78,435
Total long-term debt	196,412	272,855

Asset retirement obligations	12,503	33,043
Callon Entrada non-recourse credit facility interest payable	--	2,719
Other long-term liabilities	1,685	1,610
Total liabilities	314,922	395,894

Stockholders' equity (deficit):
Preferred Stock, $.01 par value, 2,500,000 shares authorized;	--	--
Common Stock, $.01 par value, 30,000,000 shares authorized; 21,805,311 and 21,621,142 shares outstanding at September 30, 2009 and December 31, 2008, respectively	218	216
Capital in excess of par value	231,540	227,803
Other comprehensive income (loss)	(4,056)	14,157
Retained (deficit) earnings	(371,456)	(371,980)
Total stockholders' equity (deficit)	(143,754)	(129,804)
Total liabilities and stockholders' equity (deficit)	$171,168	$266,090

Callon Petroleum Company
Consolidated Statements of Operations
 (In thousands, except per share amounts)
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Operating revenues:
Oil sales	$16,451	$20,366	$51,374	$74,016
Gas sales	4,869	12,417	19,786	51,756
Total operating revenues	21,320	32,783	71,160	125,772

Operating expenses:
Lease operating expenses	4,962	3,701	13,657	13,749
Depreciation, depletion and amortization	6,861	11,513	24,726	41,760
General and administrative	3,000	1,451	10,210	7,046
Derivative expense	--	1,386	--	1,386
Accretion expense	698	1,092	2,531	3,076
Total operating expenses	15,521	19,143	51,124	67,017

Income from operations	5,799	13,640	20,036	58,755

Other (income) expenses:
Interest expense	4,919	4,152	14,555	18,526
Callon Entrada non-recourse credit facility interest expense	1,882	862	5,373	1,183
Other (income) expense	110	(89)	76	(940)
Loss on early extinguishment of debt	--	--	--	11,871
Total other (income) expenses	6,911	4,925	20,004	30,640

Income (loss) before income taxes	(1,112)	8,715	32	28,115
Income tax expense	--	2,919	--	9,731

Income (loss) before equity in earnings of Medusa Spar LLC	(1,112)	5,796	32	18,384
Equity in earnings of Medusa Spar LLC	157	60	492	257

Net income (loss) available to common shares	$(955)	$5,856	$524	$18,641

Net income (loss) per common share:
Basic	$(0.04)	$0.27	$0.02	$0.88
Diluted	$(0.04)	$0.27	$0.02	$0.85

Shares used in computing net income per common share:
Basic	21,705	21,460	21,631	21,078
Diluted	21,705	22,028	21,665	21,893

Callon Petroleum Company
Consolidated Statements of Cash Flows
 (In thousands)
(Unaudited)

	Nine Months Ended
	September 30,	September 30,
	2009	2008
Cash flows from operating activities:
Net income	$524	$18,641
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, depletion and amortization	25,359	42,333
Accretion expense	2,531	3,076
Amortization of deferred financing costs	2,251	2,308
Callon Entrada non-recourse credit facility interest expense	3,296	--
Non-cash loss on early extinguishment of debt	--	5,598
Equity in earnings of Medusa Spar LLC	(492)	(257)
Non-cash derivative expense	--	690
Deferred income tax expense	--	9,731
Non-cash charge related to compensation plans	1,947	1,026
Excess tax benefits from share-based payment arrangements	--	(1,985)
Changes in current assets and liabilities:
Accounts receivable	8,355	13,094
Other current assets	(841)	3,094
Current liabilities	(25,709)	26,039
Change in gas balancing receivable	454	806
Change in gas balancing payable	(201)	356
Change in other long-term liabilities	54	1,174
Change in other assets, net	(531)	(949)
Cash provided by operating activities	16,997	124,775

Cash flows from investing activities:
Capital expenditures	(34,442)	(123,626)
Proceeds from sale of mineral interests	--	167,493
Distribution from Medusa Spar LLC	1,381	389
Cash (used in) provided by investing activities	(33,061)	44,256

Cash flows from financing activities:
Proceeds from senior secured credit facility	9,337	94,435
Payments on senior secured credit facility	(9,337)	(216,000)
Equity issued related to stock incentive plans	--	(1,152)
Excess tax benefits from share-based payment arrangements	--	1,985
Cash used in financing activities	--	(120,732)

Net change in cash and cash equivalents	(16,064)	48,299
Cash and cash equivalents:
Balance, beginning of period	17,126	53,250
Balance, end of period	$1,062	$101,549

Callon Petroleum Company is engaged in the acquisition, development, exploration and operation of oil and gas properties primarily in the Gulf Coast region.  Callon’s properties and operations are geographically concentrated in Louisiana, Texas and the offshore waters of the Gulf of Mexico.

This news release is posted on the company’s website at www.callon.com and will be archived there for subsequent review.  It can be accessed from the “News Releases” link on the left side of the homepage.

It should be noted that this news release contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These projections and statements reflect the company’s current views with respect to future events and financial performance.  No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors.  Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements are discussed in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, available on our website or the SEC’s website at www.sec.gov.